UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2014, Walnut Street Funding LLC (“Walnut Street”), a wholly-owned financing subsidiary of FS Investment Corporation (the “Company”), Wells Fargo Securities, LLC, as administrative agent, and Wells Fargo Bank, National Association, in its capacities as lender and collateral agent (collectively with Wells Fargo Securities, LLC, “Wells Fargo”), entered into an amendment (the “Amendment”) to Walnut Street’s revolving credit facility dated as of May 17, 2012 (as amended, the “Credit Facility”).

The Amendment increased the maximum commitments available under the Credit Facility from $250 million to $300 million and decreased from 2.75% to 2.50% the applicable spread above LIBOR or the base rate, as applicable, that is payable on the portion of outstanding advances under the Credit Facility attributable to “Traditional Middle Market Loans,” “Fixed Rate Loans” and “Second Lien Loans,” in each case as defined in the Credit Facility. The Company paid certain fees to Wells Fargo in connection with the Amendment.

No other material terms of the Credit Facility changed in connection with the Amendment.

The foregoing description of the Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On March 11, 2014, the board of directors (the “Board”) of the Company declared a regular monthly cash distribution of $0.0720 per share. The regular monthly cash distribution will be paid on or about March 31, 2014 to stockholders of record on March 28, 2014.

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on outstanding shares of the Company’s common stock (“Shares”) is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 11, 2014, the Board adopted an amended and restated Code of Business Conduct and Ethics (as amended and restated, the “Code”) that amended, restated and replaced the prior Code of Business Conduct, Ethics and Statement on the Prohibition of Insider Trading applicable to the Company. The Code (i) clarifies the applicability of certain provisions of the Code to persons associated with the Company’s investment adviser to the extent such persons are not covered by a separate code of ethics and (ii) removes the Company’s insider trading policy from the Code to a separate document administered by the Company.

The amendments reflected in the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Business Conduct, Ethics and Statement on the Prohibition of Insider Trading.

The foregoing description of the amendments reflected in the Code is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05. A copy of the Code is also publicly available in the corporate governance section of the Company’s website at: www.fsinvestmentcorp.com.

Item 8.01.	Other Events.

Tender Offer

The Company has previously announced that it has applied to list its Shares on the New York Stock Exchange LLC (“NYSE”), and anticipates that its Shares will, subject to NYSE approval, begin trading in April 2014 (the “Listing”). Also as previously announced, the Company anticipates that it will conduct a tender offer (the “Tender Offer”) to purchase up to $250 million in Shares in connection with the Listing, pursuant to which the Company’s stockholders will be permitted to tender their Shares to the Company for cash, subject to the terms and conditions of the Tender Offer. On March 11, 2014, the Board authorized the Company to conduct the Tender Offer as a modified “Dutch auction,” whereby, subject to the discretion of the Board, (i) the Company’s stockholders will have the opportunity to tender some or all of their Shares at a price per Share within a set price range determined by the Company, and (ii) based on the number of Shares tendered and the prices specified by the tendering stockholders, the Company will determine the lowest per Share price within the range that will enable it to purchase the proposed $250 million in Shares, or such lower amount depending on the number of Shares that are properly tendered and not properly withdrawn.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Tender Offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”) that the Company intends to distribute to its stockholders and file with the Securities and Exchange Commission (the “SEC”) upon the commencement of the Tender Offer. The full details of the Tender Offer, including complete instructions on how to tender Shares, will be included in the Tender Materials. Stockholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of the Tender Offer. Stockholders may obtain free copies of the Tender Materials that the Company files with the SEC at the SEC’s website at: www.sec.gov or by calling the information agent who will be identified in the Tender Materials. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at: www.fsinvestmentcorp.com or by contacting the Company at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104 or by phone (877) 628-8575.

Other Listing Matters

In connection with the Listing and the Tender Offer, the Company believes that it may recognize cost savings due to reduced general and administrative expenses and accretion as a result of the reduction in the number of outstanding Shares (including as a result of not having to pay regular cash distributions on Shares that are purchased in the Tender Offer). The Company expects these savings will be partially offset by one-time Listing-related expenses and an increase in leverage expenses associated with the Tender Offer. The Company believes that net cost savings and the accretive effect of such Share repurchases may amount to approximately $0.05 to $0.06 per Share over the next twelve months in connection with the Listing.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in our operating area, the ability of the Company to complete the listing of its Shares on the NYSE, the ability to complete the Tender Offer, the price at which Shares may trade on the NYSE, which may be higher or lower than the purchase price in the Tender Offer, and some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to Loan and Servicing Agreement, dated as of March 11, 2014, among Walnut Street Funding LLC, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association.

14.1	Code of Business Conduct and Ethics of FS Investment Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	March 12, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amendment No. 1 to Loan and Servicing Agreement, dated as of March 11, 2014, among Walnut Street Funding LLC, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association.

14.1	Code of Business Conduct and Ethics of FS Investment Corporation.